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KonaRed Corporation Joins Forces
With Splash Beverage Group to
Expand Distribution of KonaRed
Products Throughout US

January 6, 2014. Kalaheo, HI - KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of KonaRed, a powerful antioxidant-rich wellness beverage made from coffee fruit announced today that the Company has entered into an agreement with Splash Beverage Group to sell and distribute KonaRed’s products throughout the United States. The announcement was made today by KonaRed CEO, Shaun Roberts.

Splash Beverage Group is headed by seasoned beverage executives Robert Nistico and Kevin McClafferty, the successful former executive management team at Marley Beverage Company, one of the fastest-growing beverage start-ups in recent years.

“Kevin, Robert, and their team of experienced beverage marketing and sales professionals hold long-standing relationships with retailers, distributors, and major players in the beverage sector. We are excited about teaming up with Splash Beverage Group to expand distribution of KonaRed east, across America.”

Splash Beverage Group will leverage its two leaders’ strong relationships with direct-store-delivery (DSD) distributors across the country to help position KonaRed Original, KonaRed Green Tea, KonaRed Coconut, and other KonaRed products in top retailers throughout the country.

Nistico, Splash Beverage Group’s CEO, was one of the chief architects for Red Bull in North America and began his career at E. & J. Gallo Winery. McClafferty, Splash’s President, is the former CEO of Talking Rain, a privately held beverage company that manufactures and distributes Sparkling Ice. He has also held senior sales positions at Sara Lee and Nabisco. In 2011, Mr. McClafferty was appointed President of Marley Beverages and later became CEO.

KonaRed joins TapouT, Bruce Lee Tea and Amazoo Acai as featured brands in the Splash Beverage Group’s portfolio of non- alcoholic brands.

About KonaRed Corporation KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit. The company is headquartered in Kalaheo, Hawaii. Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visitingwww.konared.com. For additional information about the company and Investor Relations, please email invest@konared.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com